SUPPLEMENTAL INDENTURE

                                   ___________


                            Dated _____________, 199_


                                   __________



                        WISCONSIN POWER AND LIGHT COMPANY

                                       TO

                              FIRSTAR TRUST COMPANY
                               AND GENE E. PLOEGER
                                   AS TRUSTEES



                                   __________



              (SUPPLEMENTAL TO THE INDENTURE OF MORTGAGE OR DEED OF
                TRUST DATED AUGUST 1, 1941, EXECUTED BY WISCONSIN
                   POWER AND LIGHT COMPANY TO FIRST WISCONSIN
                       TRUST COMPANY AND GEORGE B. LUHMAN,
                                  AS TRUSTEES)


                                   __________



                 (PROVIDING FOR FIRST MORTGAGE BONDS, SERIES __



                             DUE ____________, ____)




               REAL ESTATE TRANSFER TAX DOES NOT APPLY [77.25(10)]

             THIS SUPPLEMENTAL INDENTURE, dated ___________, 199_, [but actually executed ___________, 199_,] made and entered into by and between WISCONSIN POWER AND LIGHT COMPANY, a corporation organized and existing under the laws of the State of Wisconsin (hereinafter referred to as the "Company"), and FIRSTAR TRUST COMPANY (f/k/a First Wisconsin Trust Company), also a corporation organized and existing under the laws of the State of Wisconsin and having its principal office or place of business in the City of Milwaukee, State of Wisconsin (hereinafter referred to as the "Trustee"), and GENE E. PLOEGER, of the City of Milwaukee, State of Wisconsin (successor to Richard Pyritz, Jr.), as Trustees under the Indenture of Mortgage or Deed of Trust dated August 1, 1941, as amended by the Supplemental Indentures dated, respectively, January 1, 1948, September 1, 1948, June 1, 1950, April 1, 1951, April 1, 1952, September 1, 1953, October 1, 1954, March 1, 1959, May 1, 1962, August 1, 1968, June
   1, 1969, October 1, 1970, July 1, 1971, April 1, 1974, December 1, 1975,
   May 1, 1976, May 15, 1978, August 1, 1980, January 15, 1981, August 1,
   1984, January 15, 1986, June 1, 1986, August 1, 1988, December 1, 1990,
   September 1, 1991, October 1, 1991, March 1, 1992, May 1, 1992, June 1,
   1992 and July 1, 1992 (said Indenture, as so amended, being hereinafter referred to as the "Indenture") heretofore executed and delivered by the Company to the Trustees under the Indenture (hereinafter referred to as the "Trustees" or the "Trustees under the Indenture"):


                                  WITNESSETH :

             WHEREAS, Richard Pyritz, Jr. has resigned as Co-Trustee under the Indenture, and, in accordance with the provisions of Article XV of the Indenture, Gene E. Ploeger has been appointed and is now the duly constituted and acting Co-Trustee under the Indenture; and

             WHEREAS, the Company, by resolutions of its Board of Directors duly adopted, has determined forthwith to issue an additional series of bonds to be secured by the Indenture, as hereby amended, to be known and designated as First Mortgage Bonds, Series __ (hereinafter sometimes referred to as the "bonds of Series __"), and to be authenticated and issued only as registered bonds without coupons; and

             WHEREAS, on or subsequent to _________ __, ____,the Company has constructed or acquired certain additional properties which are subject in any event to the lien and effect of the Indenture; and

             WHEREAS, the Company desires, in accordance with the provisions of Section 6(e) of Article II and Article XVI of the Indenture, to execute this supplemental indenture for the purpose of (i) specifically conveying to the Trustees upon the trusts and for the purposes of the Indenture, as hereby amended, all such additional properties so constructed or acquired by the Company and now owned by it, except property of the character of that expressly excepted and excluded from the lien of the Indenture, and
   (ii) creating the bonds of Series __; and

             WHEREAS, the execution and delivery by the Company of this supplemental indenture have been duly authorized by the Board of Directors and the Pricing Committee of the Board of Directors of the Company; and the Company has requested and hereby requests, the Trustees to enter into and join with the Company in the execution and delivery of this supplemental indenture; and

             WHEREAS, the bonds of Series __ are to be authorized, authenticated and issued only in the form of registered bonds without coupons, and each of such bonds shall be substantially in the following form, to wit:

                       (FORM OF FACE OF BOND OF SERIES __)

   No.                                                    $

                        WISCONSIN POWER AND LIGHT COMPANY

                         FIRST MORTGAGE BOND, SERIES __

                             DUE ____________, ____

             Wisconsin Power and Light Company, a Wisconsin corporation (hereinafter called the "Company"), for value received, hereby promises to pay to _______________________ or registered assigns, the principal sum of _______________ Dollars on the _______ day of ________, ____, and to pay
   to the registered owner interest on said sum from the date hereof, at the rate of ____ per centum per annum, payable half-yearly on the _____ day of ______ and the ______ day of ________ in each year, until said principal sum is paid. The interest so payable on any _________ or _________ shall be paid (subject to certain exceptions provided in the Indenture hereinafter referred to) to the person in whose name this bond is registered at the close of business on the immediately preceding ________ or _________ as the case may be. Both the principal of and interest on this bond shall be payable, in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts, at the office or agency of the Company in the City of Milwaukee, State of Wisconsin, or, at the option of the registered owner, at the office or agency of the Company in the Borough of Manhattan, The City of New York, State of New York. At the option of the Company, the interest on this bond shall be payable by check mailed to the registered owner.

             The provisions of this bond are continued on the reverse hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

             This bond shall not be valid or become obligatory for any purpose unless and until it shall have been authenticated by the execution by or on behalf of the Trustee or its successor in trust under the Indenture of the Trustee's Certificate in either form endorsed hereon.

             IN WITNESS WHEREOF, Wisconsin Power and Light Company has caused this bond to be executed in its name by the manual or facsimile signature of its President or one of its Vice Presidents, and its corporate seal or a facsimile thereof to be hereto affixed or imprinted hereon and attested by the manual or facsimile signature of its Secretary or one of its Assistant Secretaries.

             Dated as of __________________.

                                 WISCONSIN POWER AND LIGHT COMPANY



                                 By:  _________________________________
                                      President
   ATTEST:

   _____________________
   Secretary


                     (FORM OF REVERSE OF BOND OF SERIES __)


             This bond is one of the bonds issued and to be issued from time to time under and in accordance with and all secured by the indenture of mortgage or deed of trust dated August 1, 1941 between the Company and Firstar Trust Company (f/k/a First Wisconsin Trust Company) (hereinafter referred to as the "Trustee") and Gene E. Ploeger, as Trustees, as heretofore amended and supplemented, including by an indenture supplemental thereto dated ___________, 199_ creating the series in which this bond is issued (said indenture of mortgage as so amended and supplemented being hereinafter referred to as the "Indenture"). Reference to the Indenture and to all supplemental indentures, if any, hereafter executed pursuant to the Indenture is hereby made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders and registered owners of said bonds and of the Trustees and of the Company in respect of such security and the terms and conditions upon which the Indenture may be amended, modified or altered with and without the consent of the holders and registered owners of said bonds. By the terms of the Indenture the bonds to be secured thereby are issuable in series which may vary as to date, amount, date of maturity, rate of interest, redemption provisions, medium of payment and in other respects as in the Indenture provided. [At the option of the Company and upon the notice and in the manner and with the effect provided in the Indenture, bonds of Series __, of which this is one, may be redeemed as a whole at any time, or in part from time to time, at the redemption price, expressed as a percentage of the principal amount of the bonds hereinafter stated under "General Redemption Prices," in effect at the date fixed for redemption, together with accrued interest to such date on the bonds to be redeemed:


   If Redeemed                         If Redeemed
    During the         General         During the           General
    12 Months        Redemption         12 Months         Redemption
    Beginning          Prices           Beginning           Prices



        (The redemption prices and redemption periods set forth in Article I of this supplemental indenture are incorporated in and made a part of this form of bond by reference thereto, and shall be inserted at this point in each bond of Series __)


   provided, that none of the bonds of Series __ may be redeemed prior to ____________, ____ if such redemption is for the purpose of refunding or is in anticipation of the refunding of such bonds by or in anticipation of the incurring by the Company of any debt having an interest cost to the Company of less than _____% per annum, the term "interest cost" meaning the annual percentage yield to stated maturity of such debt at the net price to the Company therefor, determined by reference to a standard table of bond yields, using straight-line interpolation if necessary, such net price to the Company to be determined after allowing for all underwriting or other discounts, commissions, commitment charges and other compensation received or receivable directly from the Company on account of the incurring of such debt.]

             In case of certain events of default specified in the Indenture, the principal of this bond may be declared or may become due and payable in the manner and with the effect provided in the Indenture. No recourse shall be had for the payment of the principal of or interest on this bond, or for any claim based hereon, or otherwise in respect hereof or of the Indenture or any indenture supplemental thereto, to or against any incorporator, stockholder, officer or director, past, present or future, of the Company, or of any predecessor or successor corporation, either directly or through the Company, or such predecessor or successor corporation, under any constitution or statute or rule of law, or by the enforcement of any assessment or penalty, or otherwise, all such liability of incorporators, stockholders, directors and officers being waived and released by the registered owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Indenture. This bond is transferable by the registered owner hereof, in person or by attorney duly authorized, at the principal office or place of business of the Trustee under the Indenture, or, at the option of the registered owner, at the office or agency of the Company in the Borough of Manhattan, The City of New York, State of New York, upon the surrender and cancellation of this bond and the payment of any stamp tax or other governmental charge, and upon any such transfer a new registered bond or bonds of the same series and maturity date and for the same aggregate principal amount will be issued to the transferee in exchange herefor; provided, that (a) in the event of the redemption of all of the bonds of Series __, the Company shall not be required to register the exchange or transfer of any bonds of said series after the opening of business ten
   (10) days next preceding the day of the giving of the relevant notice of redemption as provided in the Indenture and (b) in the event of the redemption of less than all of the bonds of Series __, the Company shall not be required to register the exchange or transfer of any bonds of said series during the period beginning at the opening of business ten (10) days next preceding any date for selection of bonds of said series to be called for redemption and ending at the close of business on the day of the giving of the relevant notice of redemption as provided in the Indenture, and, as to bonds of said series selected for redemption, from and after the date of such selection.

             AND WHEREAS, on each of the bonds of Series __ (whether in temporary or definitive form) there is to be endorsed a certificate of the Trustee substantially in the following form, to wit:

                              TRUSTEE'S CERTIFICATE

             This bond is one of the bonds of the series designated therein, issued under the within mentioned Indenture.

                                      FIRSTAR TRUST COMPANY,
                                        as Trustee



                                      By: __________________________________
                                          Authorized Officer

                                       or

                              TRUSTEE'S CERTIFICATE

             This bond is one of the bonds of the series designated therein, issued under the within mentioned Indenture.

                                 FIRSTAR TRUST COMPANY,
                                   as Trustee

                                      By:  BANKERS TRUST COMPANY,
                                          Authenticating Agent



                                      By:___________________________
                                          Authorized Officer


             NOW, THEREFORE, in consideration of the premises and of the sum of One Dollar ($1.00) duly paid by the Trustees to the Company, and of other good and valuable considerations, the receipt whereof is hereby acknowledged, and for the purpose of further assuring to the Trustees under the Indenture their title to, or lien upon, the property hereinafter described, under and pursuant to the terms of the Indenture, as hereby amended, and for the purpose of further securing the due and punctual payment of the principal of and interest and the premium, if any, on all bonds which have been heretofore or shall be hereafter issued under the Indenture and indentures supplemental thereto and which shall be at any time outstanding thereunder and secured thereby, and for the purpose of securing the faithful performance and observance of all the covenants and conditions set forth in the Indenture and/or in any indenture supplemental thereto, the Company has given, granted, bargained, sold, transferred, assigned, pledged, mortgaged, warranted the title to and conveyed, and by these presents does hereby give, grant, bargain, sell, transfer, assign, pledge, mortgage, warrant the title to and convey unto FIRSTAR TRUST COMPANY and GENE E. PLOEGER, as Trustees under the Indenture as therein provided, and their successors in trusts thereby created, and to their assigns, all the right, title and interest of the Company in and to any and all lines, plants, premises, property, leases and leaseholds, franchises, permits, rights and powers of every kind and description, real and personal, which, in most instances, have been constructed or acquired by the Company on or subsequent to _________ __, ____, and which at the date hereof are owned by the Company, together with the rents, issues, products and profits therefrom, excepting, however, and there is hereby expressly reserved from the lien and effect of the Indenture and of this supplemental indenture, all the right, title and interest of the Company, now owned or hereafter acquired, in and to (a) all cash, bonds, shares of stock, obligations and other securities not deposited with the Trustee or Trustees under the Indenture, (b) all accounts and bills receivable, judgments (other than for the recovery of real property or establishing a lien or charge thereon or right therein) and choses in action not specifically assigned to and pledged with the Trustee or Trustees under the Indenture, (c) all tangible personal property held by the Company for sale, lease, rental or consumption in the ordinary course of business, (d) the last day of each of the demised terms created by any lease of property now or hereafter leased to the Company and under each and every renewal of any such lease, the last day of each and every such demised term being hereby expressly reserved to and by the Company, and (e) all gas, oil and other minerals existing upon, within or under any real estate of the Company hereby conveyed and which is subject to the lien of the Indenture, as hereby amended.

             Without in any way limiting or restricting the generality of the foregoing description, or the foregoing exceptions and reservations, the Company hereby expressly gives, grants, bargains, sells, transfers, assigns, pledges, mortgages, warrants the title to and conveys unto the Trustees, upon the trusts and for the purposes of the Indenture, as hereby amended, the properties described in SCHEDULE A to this supplemental indenture, which SCHEDULE A is incorporated herein by reference with the same force and effect as if set forth herein at length, and which properties, in most instances, have been constructed or acquired by the Company on or subsequent to _________ __, ____, and which at the date hereof are owned by the Company, together with the tenements, hereditaments and appurtenances thereunto belonging or appertaining.

             TO HAVE AND TO HOLD all said lines, plants, property, premises, rights and interests described in said SCHEDULE A and conveyed, assigned, pledged or mortgaged, or intended to be conveyed, assigned, pledged or mortgaged, together with the rents, issues, products and profits therefrom, unto said FIRSTAR TRUST COMPANY and GENE E. PLOEGER, as Trustees under the Indenture, as hereby amended, and unto their successor or successors in trust, and their assigns forever, BUT IN TRUST, NEVERTHELESS, upon the trusts and for the purposes and subject to all the terms, conditions, provisions and restrictions of the Indenture, as hereby amended.

             And upon the considerations and for the purposes aforesaid and in order, pursuant to the terms of the Indenture, to provide for the issuance under the Indenture, as hereby amended, of the bonds of Series __ and to fix the terms, provisions and characteristics of the bonds of said Series and the aggregate principal amount of bonds of said Series that may be outstanding at any one time under and secured by the Indenture, as hereby amended, and in order to modify and amend the Indenture in the particulars and to the extent hereinafter in this supplemental indenture specifically provided, the Company hereby covenants and agrees with the Trustees, as follows:

                                    ARTICLE I

             A series of bonds issuable under the Indenture, as hereby amended, and to be known and designated as "First Mortgage Bonds, Series __", is hereby created and authorized. The aggregate principal amount of bonds of Series __ that may be at any one time outstanding under and secured by the Indenture, as hereby amended (excluding the principal amount of any substitute bond or bonds issued pursuant to Section 13 of
   Article I of the Indenture on account of any lost or destroyed bond or bonds not surrendered to the Trustee for cancellation), shall not exceed ____________ Million Dollars ($_______________). The bonds of Series __
   shall be substantially in the form hereinbefore recited. Each bond of said Series shall be due and payable ___________, ____; shall be dated in accordance with the provisions of Section 1 of Article I of the Indenture, and, subject to the exception set forth in said Section 1 of Article I of the Indenture, if issued prior to the occurrence of the first interest payment day thereof to which interest was paid, shall be dated ____________, 199_; subject to the exceptions set forth in Section 1 of
   Article I of the Indenture, shall bear interest from the date thereof at the rate of _____ per centum (__%) per annum, payable half-yearly on the _______ day of ______ and the _____ day of __________ in each year to the respective persons in whose names such bonds are registered on the applicable record date provided in this Article I; shall be payable as to principal and interest, in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts, at the office or agency of the Company in the City of Milwaukee, State of Wisconsin, or, at the option of the registered owner, at the office or agency of the Company in the Borough of Manhattan, The City of New York, State of New York; and, at the option of the Company, shall be payable as to interest by check.

             The record date with respect to any interest payment day (other than an interest payment day for the payment of defaulted interest) applicable to the bonds of Series __ shall be the _______ or __________, as the case may be, next preceding such interest payment day.

             [At the option of the Company and upon the notice and in the manner and with the effect provided in the Indenture, as hereby amended, bonds of Series __ may be redeemed as a whole at any time, or in part from time to time, at the redemption price, expressed as a percentage of the principal amount of the bonds hereinafter stated under "General Redemption Prices," in effect at the date fixed for redemption, together with accrued interest to such date on the bonds to be redeemed:

      If Redeemed                          If Redeemed
      During the             General       During the       General
       12 Months            Redemption      12 Months      Redemption
       Beginning             Prices         Beginning       Prices

         [1997                     %                                %
         1998
         1999
         2000
         Etc.]

   provided, that none of the bonds of Series __ may be redeemed prior to _________, ____ if such redemption is for the purpose of refunding or is in anticipation of the refunding of such bonds by or in anticipation of the incurring by the Company of any debt having an interest cost to the Company of less than ____% per annum, the term "interest cost" meaning the annual percentage yield to stated maturity of such debt at the net price to the Company therefor, determined by reference to a standard table of bond yields, using straight-line interpolation if necessary, such net price to the Company to be determined after allowing for all underwriting or other discounts, commissions, commitment charges and other compensation received or receivable directly from the Company on account of the incurring of such debt.]

             [The foregoing redemption prices and redemption periods shall be set forth in each bond of Series __ prior to the execution and authentication thereof.]

             [Notice of redemption of any bonds of Series __ shall be given as provided in Article V of the Indenture, except that notice need be given only by mail and not by publication. If given only by mail, the mailing of such notice shall be a condition precedent to redemption, provided that any notice which is mailed in accordance with said Article shall be conclusively presumed to have been duly given whether or not the holders received such notice, and failure to give notice by mail, or any defect in such notice, to the holder of any such bond designated for redemption in whole or in part shall not affect the validity of the redemption of any other such bond.]

             The bonds of Series __ shall, from time to time, be executed on behalf of the Company, and sealed with the corporate seal of the Company, in the manner provided in Section 6 of Article I of the Indenture, as follows: (a) bonds of said Series executed on behalf of the Company by its President, a Vice President, its Secretary or an Assistant Secretary may be so executed by the facsimile signature of such President, Vice President, Secretary or Assistant Secretary, as the case may be, of the Company or of any person or persons who shall have been such officer or officers, as the case may be, of the Company on or subsequent to the date of this supplemental indenture, notwithstanding that he or they may have ceased to be such officer or officers of the Company at the time of the actual execution, authentication, issue or delivery of any of such bonds of said Series, and any such facsimile signature or signatures of any such officer or officers on any of such bonds shall constitute execution of such bonds on behalf of the Company by such officer or officers of the Company for the purposes of the Indenture, as hereby amended, and shall be valid and effective for all purposes, provided, that all bonds of said Series shall always be executed on behalf of the Company by the signature, manual or facsimile, of its President or a Vice President and of its Secretary or an Assistant Secretary, and (b) such corporate seal of the Company may be facsimile, and any bonds of Series __ on which such facsimile seal shall be affixed, impressed, imprinted or reproduced shall be deemed to be sealed with the corporate seal of the Company for the purposes of the Indenture, as hereby amended, and such facsimile shall be valid and effective for all purposes.

             Bonds of Series __ are exchangeable and transferable in the manner and upon the conditions prescribed in the Indenture, as hereby modified, and without charge therefor, except for any stamp tax or other governmental charge[; provided, that (a) in the event of the redemption of all of the bonds of Series __, the Company shall not be required to register the exchange or transfer of any bonds of said series after the opening of business ten (10) days next preceding the day of the giving of the relevant notice of redemption as provided in the Indenture, as hereby amended, and (b) in the event of the redemption of less than all of the bonds of Series __, the Company shall not be required to register the exchange or transfer of any bonds of said series during the period beginning at the opening of business ten (10) days next preceding any date for selection of bonds of said series to be called for redemption and ending at the close of business on the day of the giving of the relevant notice of redemption as provided in the Indenture, as hereby amended, and, as to bonds of said series selected for redemption from and after the date of such selection].

                                   ARTICLE II

             SECTION 1. The provisions of this supplemental indenture shall become and be effective from and after the execution hereof; and the Indenture, as hereby amended, shall remain in full force and effect.

             SECTION 2. Each reference in the Indenture or in this supplemental indenture to any article, section, term or provision of the Indenture shall mean and be deemed to refer to such article, section, term or provision of the Indenture, as amended by this supplemental indenture, except where the context otherwise indicates.

             SECTION 3. All the covenants, provisions, stipulations and agreements in this supplemental indenture contained are and shall be for the sole and exclusive benefit of the parties hereto, their successors and assigns, and of the holders and registered owners from time to time of the bonds and of the coupons issued and outstanding from time to time under and secured by the Indenture, as hereby amended.

             This supplemental indenture may be simultaneously executed in any number of counterparts and all said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

             At the time of the execution of this supplemental indenture, the aggregate principal amount of all indebtedness of the Company outstanding, or to be presently outstanding, under and secured by the Indenture, as hereby amended, is $_____________________ consisting of and represented by First Mortgage Bonds of the Company as follows:


                  Interest                                Principal
     Series         Rate           Maturity Date           Amount

        L          6-1/4%          August 1, 1998         8,899,000
     1984 A         *              August 1, 2014         8,500,000
     1988 A         *              August 1, 2015        14,600,000
        V         9-3/10%          December 1, 2025      27,000,000
     1991 A         *              September 1, 2015     16,000,000
     1991 B         *              September 1, 2005     16,000,000
     1991 C         *              October 1, 2000        1,000,000
     1991 D         *              October 1, 2000          875,000
        W         8-6/10%          March 15, 2027        90,000,000
        X          7-3/4%          June 1, 2004          62,000,000
        Y         7-6/10%          July 1, 2005          72,000,000
        Z          6-1/8%          July 15, 1997         55,000,000
       __           ____%          ___________, ____   ____________**

   __________

   * If variable, not greater than 13%, and, if fixed, not greater than 15%.

   **   To be presently issued by the Company.


             IN WITNESS WHEREOF, said Wisconsin Power and Light Company has caused this instrument to be executed in its corporate name by its President, a Senior Vice President or a Vice President and its corporate seal to be hereunto affixed and to be attested and countersigned by its Corporate Secretary or an Assistant Corporate Secretary, and said Firstar Trust Company, for the purpose of entering into and joining with the Company in the execution of this supplemental indenture, has caused this instrument to be executed in its corporate name by its President, a Vice President or an Assistant Vice President and its corporate seal to be hereunto affixed and to be attested and countersigned by its Secretary or an Assistant Secretary, and said Gene E. Ploeger, for the purpose of entering into and joining with the Company in the execution of this supplemental indenture, has signed and sealed this instrument, in several counterparts, all as of the day and year first above written.

                                 WISCONSIN POWER AND LIGHT COMPANY



                                 By:______________________________________
                                      [Name]
                                      [Vice President]

   ATTEST AND COUNTERSIGNED:



   By: ______________________                                (CORPORATE SEAL)
       [Name]
       [Assistant] Corporate Secretary

                                 FIRSTAR TRUST COMPANY



                                 By:  _______________________________________
                                      [Name]
                                      Vice President

   ATTEST AND COUNTERSIGNED:



   By: __________________                                    (CORPORATE SEAL)
       [Name]
       Assistant Secretary


                                 ________________________________(SEAL)
                                 GENE E. PLOEGER

   Executed in the presence of:

   ____________________________

   ____________________________
   Witnesses


   STATE OF WISCONSIN  )
                       )    SS.
   COUNTY OF DANE      )


             Personally came before me, this _____ day of _________, 199_, ________________ and _________________, a [Vice President] and [a] [an
   Assistant] Corporate Secretary, respectively, of the within-named Wisconsin Power and Light Company, a corporation organized under the laws of the State of Wisconsin, to me known to be the persons who executed the foregoing instrument as such [Vice President] and [Assistant] Corporate Secretary and to me known to be such [Vice President] and [Assistant] Corporate Secretary of said corporation, and acknowledged that they executed the foregoing instrument as such officers as the deed of such corporation by its authority.


                                      ____________________________________
                                      Notary Public, Dane County,
                                      Wisconsin
                                      My commission expires: _____________


                                                              (NOTARIAL SEAL)

   STATE OF WISCONSIN  )
                       )    SS.
   COUNTY OF MILWAUKEE      )


        Personally came before me, this _____ day of __________, 199_:

             (a)  ________________ and _________________, a Vice President
   and an Assistant Secretary, respectively, of the within-named Firstar Trust Company, a corporation organized under the laws of the State of Wisconsin, to me known to be the persons who executed the foregoing instrument as such Vice President and Assistant Secretary and to me known to be such Vice President and Assistant Secretary of said corporation, and acknowledged that they executed the foregoing instrument as such officers as the deed of such corporation by its authority; and

             (b) the within-named Gene E. Ploeger, to me known to be the person who executed the foregoing instrument, and acknowledging the same.



                                      ______________________________________
                                      Notary Public, Milwaukee County,
                                      Wisconsin
                                      My commission expires: _______________


                                                              (NOTARIAL SEAL)

             This instrument was drafted by Russell E. Ryba of the firm Foley & Lardner, attorneys-at-law, Milwaukee, Wisconsin.

                                   SCHEDULE A

              TO THE SUPPLEMENTAL INDENTURE DATED ___________, 199_
                     FROM WISCONSIN POWER AND LIGHT COMPANY
                           TO FIRSTAR TRUST COMPANY
                              AND GENE E. PLOEGER,
                                  AS TRUSTEES

   The properties of the Company which, in most instances, have been constructed or acquired by the Company on or subsequent to _________ __, ____, referred to in the following Items First through __________ of the foregoing Supplemental Indenture located in the counties of Adams, Calumet, Columbia, Crawford, Dane, Dodge, Fond du Lac, Grant, Green, Green Lake, Iowa, Jackson, Jefferson, Juneau, Kenosha, Kewaunee, LaFayette, Langlade, Manitowoc, Marathon, Marquette, Menominee, Monroe, Portage, Richland, Rock, Sauk, Shawano, Sheboygan, Vernon, Walworth, Waupaca, Waushara, Winnebago and Wood, in the State of Wisconsin, are described as follows:

   First: